UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2021

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director – Jason Lippert

On October 29, 2021, the Board of Directors (the “Board”) of Quanex Building Products Corporation (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Jason Lippert, age 49, to the Board, effective November 1, 2021. Mr. Lippert was appointed to a term ending at the Company’s next annual meeting of shareholders, to be held in 2022.

Mr. Lippert became Chief Executive Officer of LCI Industries (NYSE: LCII) in May 2013, was also appointed President of the Company in May 2019, and has been Chief Executive Officer of Lippert Components since February 2003. Mr. Lippert has over 25 years of experience with LCI and its subsidiaries, beginning his career with the company as a Management Trainee and subsequently serving in a wide range of leadership positions since that time. Mr. Lippert earned a Bachelor of Science in Business Administration, Accounting & Business Management from Miami University in Oxford, Ohio.

There is no arrangement or understanding between Mr. Lippert and any other person pursuant to which Mr. Lippert was selected as a director. Since November 1, 2020, Mr. Lippert has had no direct or indirect interest in any transaction or series of similar transactions contemplated by the language of Item 404(a) of Regulation S-K.

Mr. Lippert will be compensated for his service as a director pursuant to the Company’s standard director compensation practices, as set forth in the Company’s Corporate Governance Guidelines. Pursuant to this standard compensation practice, Mr. Lippert is receiving an annual grant of Restricted Stock Units on November 1, 2021.

The foregoing is qualified by reference to the Press Release announcing Mr. Lippert’s appointment as director, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notification of Planned Retirement of Named Executive Officer – William Griffiths

On November 1, 2021, the Company’s current Executive Chairman, William Griffiths, age 70, notified the Board of his intention to retire from the Company as an executive on February 21, 2022. Mr. Griffiths intends to remain as the Company’s Non-Executive Chairman after that time. Mr. Griffiths’ decision to retire as an executive of the Company was not related to any disagreement on any matter related to the Company’s operations, policies, or practices.

Notification of Director’s Decision Not to Stand for Re-Election – Joseph Rupp

On November 1, 2021, Joseph Rupp, age 71, notified the Board of his intention to not stand for re-election at the Company’s next annual meeting of shareholders. Mr. Rupp’s decision to not stand for re-election was not related to any disagreement on any matter related to the Company’s operations, policies, or practices.

The foregoing is qualified by reference to the Press Release announcing Mr. Lippert’s election, Mr. Griffiths’ decision to retire as an executive, and Mr. Rupp’s decision not to stand for reelection, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable.

(d)	Exhibits.

Exhibit 99.1.	Press release dated November 2, 2021.
Exhibit 104.	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

November 2, 2021	/s/ Paul B. Cornett
(Date)	Paul B. Cornett
Senior Vice President – General Counsel and Secretary